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                                                                   Exhibit 23.2

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

   We hereby consent to all references to Ryder Scott Company, L.P. and/or the reports prepared by Ryder Scott Company, L.P. entitled "Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests SEC Case as of December 31, 2000, 2001 and 2002" in the Form 10-K for the year ended December 31, 2002 and to the incorporation by reference into Spinnaker Exploration Company's previously filed Registration Statement No. 333-89894 on Form S-3 and Registration Statement Nos. 333-89779 and 333-36592 and 333-61888 on Form S-8.

                                          RYDER SCOTT COMPANY, L.P.

March 25, 2003